UNITED STATES
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Dell Inc.

(Name of Registrant as Specified In Its Charter)

O. Mason Hawkins
Chairman of the Board and C.E.O.
Southeastern Asset Management, Inc.

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The following material was posted on May 14, 2013 by Southeastern Asset Management, Inc. (“SEA”) to http://www.longleafpartners.com:

Longleaf Pertners Funds

Quarterly Report

Partners Fund

Small-Cap Fund

International Fund

Global Fund

March 31, 2013

Cautionary Statement

One  of  Southeastern's  "Governing  Principles" is that "we will communicate with our investment partners as candidly as possible,"  because we believe Longleaf shareholders benefit from  understanding  our investment philosophy and approach.
Our views and opinions regarding the investment prospects of our  portfolio  holdings  and  Funds  are  "forward  looking statements"  which  may or may not be accurate over the long term.  While we believe we have a reasonable basis for our
appraisals,  and  we have confidence in our opinions, actual results  may  differ  materially  from  those we anticipate.
Information provided in this report should not be considered
a   recommendation   to  purchase  or  sell  any  particular
security.  You  can  identify  forward looking statements by words  like  "believe,"  "expect,"  "anticipate," or similar
expressions   when   discussing   prospects  for  particular
portfolio holdings and/or one of the Funds. We cannot assure future  results and achievements. You should not place undue reliance  on forward looking statements, which speak only as of  the  date  of this report. We disclaim any obligation to update or alter any forward looking statements, whether as a result  of  new  information,  future  events, or otherwise.
Current   performance  may  be  lower  or  higher  than  the
performance   quoted   herein.  Past  performance  does  not
guarantee  future  results,  fund  prices fluctuate, and the value  of  an  investment may be worth more or less than the
purchase    price.    Call    (800)445-9469    or    go   to
longleafpartners.com for current performance information and for  the  Prospectus  and  Summary Prospectus, both of which should  be  read  carefully  before investing to learn about
fund   investment   objectives,   risks  and  expenses.  The
price-to-value  ratio ("P/V") is a calculation that compares the  prices  of  the stocks in a portfolio to Southeastern's appraisals  of  their  intrinsic  values.  P/V  represents a single  data point about a Fund, and should not be construed as  something  more. We caution our shareholders not to give this  calculation  undue  weight.  P/V  alone  tells nothing about: o

The quality of the businesses we own or the managements that run them;

o
The  cash  held  in the portfolio and when that cash will be invested;

o
The  range or distribution of individual P/V's that comprise the average; and

o
The sources of and changes in the P/V.

When  all of the above information is considered, the P/V is a  useful  tool  to  gauge  the  attractiveness  of a Fund's potential  opportunity. It does not, however, tell when that opportunity will be realized, nor does it guarantee that any particular  company's  price  will  ever reach its value. We remind  our  shareholders  who  want to find a single silver bullet  of  information  that  investments  are  rarely that simple. To the extent an investor considers P/V in assessing a  Fund's return opportunity, the limits of this tool should be  considered  along  with  other  factors relevant to each investor.

(c) 2013 Southeastern Asset Management, Inc. All Rights Reserved.
Longleaf, Longleaf Partners Funds and the pine cone logo are registered  trademarks  of  Longleaf  Partners  Funds Trust.
Southeastern   Asset   Management,   Inc.  is  a  registered
trademark.

Contents

Letter to Shareholders 1

Longleaf Partners Fund (Partners Fund)

Management Discussion 4

Performance History 6

Portfolio Summary 7

Portfolio of Investments 8

Longleaf Partners Small-Cap Fund
   (Small-Cap Fund)

Management Discussion 10

Performance History 12

Portfolio Summary 13

Portfolio of Investments 14

Longleaf Partners International Fund
   (International Fund)

Management Discussion 16

Performance History 18

Portfolio Summary 19

Portfolio of Investments 20

Longleaf Partners Global Fund (Global
   Fund)

Management Discussion 24

Performance History 26

Portfolio Summary 27

Portfolio of Investments 28

Fund Information 30

Service Directory 31

This page is intentionally left blank.

Longleaf Partners Funds ▪ 1

Letter To Our Shareholders

We are pleased with our strong start to 2013. All four Longleaf Funds outpaced our absolute annual return goal of inflation plus 10% in the first quarter. Both the Partners and Small-Cap Funds posted double-digit performance. The Partners and International Funds also outperformed their respective indices over the last three months.

Cumulative Returns at March 31, 2013

	Since Inception[1]	20 Year	Ten Year	Five Year	Three Year	One Year	1Q
Partners Fund (Inception 4/8/87)	**1464.24%**	**610.51%**	**107.01%**	**26.87%**	**39.38%**	**15.22%**	**11.63%**
S&P 500 Index	872.35	414.19	126.78	32.64	43.05	13.96	10.61
Small-Cap Fund (Inception 2/21/89)	**1164.43**	**932.34**	**247.80**	**62.61**	**54.69**	**25.40**	**12.08**
Russell 2000 Index	761.12	443.78	197.48	48.55	46.03	16.30	12.39
International Fund (Inception 10/26/98)	**227.88**	**na**	**136.16**	**-1.03**	**15.39**	**16.53**	**7.19**
EAFE Index	82.05	na	152.23	-4.36	15.76	11.25	5.13
Global Fund (Inception 12/27/12)	**3.90**	**na**	**na**	**na**	**na**	**na**	**3.90**
MSCI World Index	7.92	na	na	na	na	na	7.73

Average Annual Returns at March 31, 2013

	Since Inception[1]	20 Year	Ten Year	Five Year	Three Year	One Year
Partners Fund (Inception 4/8/87)	**11.17%**	**10.30%**	**7.55%**	**4.87%**	**11.70%**	**15.22%**
S&P 500 Index	9.14	8.53	8.53	5.81	12.67	13.96
Small-Cap Fund (Inception 2/21/89)	**11.10**	**12.38**	**13.27**	**10.21**	**15.65**	**25.40**
Russell 2000 Index	9.34	8.84	11.52	8.24	13.45	16.30
International Fund (Inception 10/26/98)	**8.58**	**na**	**8.97**	**-0.21**	**4.89**	**16.53**
EAFE Index	4.24	na	9.69	-0.89	5.00	11.25

(1) *During the inception year, the S&P 500 and the EAFE Index were available only at month-end; therefore the S&P 500 value at 3/31/87 and the EAFE value at 10/31/98 were used to calculate performance since inception.*

See pages 6,12,18 and 26 for additional performance information.

2 . Quarterly Report 1Q 2013

Letter To Our Shareholders
"Activism" is not part of our normal process, nor is it our preferred work.
Stock  prices  increased  faster  than  values over the last three  months. As price-to-value ratios (P/Vs) and portfolio weights  rose,  we  trimmed  a  number  of holdings. We sold several  companies  that  approached  our  appraisals.  Cash levels  increased  as  few  new qualifiers met our requisite discount.  Not  surprisingly, with an S&P return double that of  EAFE,  we  are  finding  more opportunities in companies based  outside  the U.S. Our approach to activism Almost all of  our holdings positively contributed to our good returns, including  two widely publicized names, Dell and Chesapeake, which have received much of our clients' attention. Our work to  make  changes  at  these  two  companies,  combined with efforts at HRT outside of the U.S., have generated questions about  how  Southeastern decides to become active in a name, and  if  our approach has changed. "Activism" is not part of our  normal  process,  nor is it our preferred work. When we make  an  investment,  we  believe  that  we have management partners  who will run the business well, prudently allocate capital  to  grow value per share, and ultimately seek paths
to   value   recognition.  In  the  large  majority  of  our
investments,  our  partners prove capable. Assessing humans, however,  is more difficult and less reliable than analyzing the  quality  of a business or appraising value. Nothing can measure  people's  future  actions, no matter how good their previous  performance  may  have  been  or  how  strong  and shareholder-aligned  their  incentives  might  be.  Becoming active  generally  indicates  that  we  made  a  mistake  in assessing  our  partners.  Activism is not our only recourse when we make a research error. Most of the time, we exit the position.  Because  we  have  moved on, people easily forget that  exiting is our normal path. Although automatic selling might  be  easier,  we have a responsibility to evaluate the investment  case  before  deciding  our  next step. When the company's  underlying  assets  remain  strong,  the  stock's undervaluation  is compelling, and the primary "fix" relates to  people, we will generally become active if we believe we have  good  odds  of  successfully  improving  our  clients'
outcome.  This  approach  to  activism  is  neither  new  to
Southeastern,  nor does it happen often. Figure 1 summarizes our  13D history (an SEC filing that changes our status in a
stock   from   a  passive  investor  to  active)  and  shows
Southeastern's  number  of  U.S.  holdings per year, shading those  where we became active. Figure 2 demonstrates that in the last twenty years, we have owned 242

U.S.  names and filed just twenty-five 13D's. While activism outside  the  U.S.  is  not  subject  to  a  clear  13D-type designation,  and  thus  is  harder  to  track, a subjective review  shows  a similarly low level of activity in non-U.S.
names.  Fighting  for our clients has been worth the effort.
In over three-fourths of the cases where we filed 13D's,
the stock price rose from the filing point through our holding period. Figure 1 and Figure 2 demonstrate that: o

Becoming active is not a recent tactic,

o
Making  management assessment mistakes that warrant activism has been infrequent, and

o
Standing   up   for   our  clients  via  activism  has  been
worthwhile.

Figure  1:  Number  of  U.S.  Holdings  and  13D  Filings at
Southeastern Over 20 Years

U.S. Based holdings
13D Filings

# of U.S. Based Holdings

0 10 20 30 40 50 60 70 80
1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005
2006 2007 2008 2009 2010 2011 2012 2013

Longleaf Partners Funds . 3
Figure 2: % U.S. Holdings with 13D Filing Since 12/31/93
Total Holdings = 242
Investments Without 13D Filing 90%
13D "Activism" 10%
19 Stock Higher 2 Stock Unchanged 4 Stock Lower
# of Holdings

Investments  subject to a 13D discussed above may or may not have resulted in a gain for Southeastern's clients when that investment  was  sold.  Southeastern's  filing may be one of many  factors  contributing to the price increase discussed.
Holdings  of the Longleaf Partners Realty Fund are excluded, which  does  not  materially  impact  the data. In the first quarter,  our  efforts  at  Dell and Chesapeake began to pay off,  although we believe that significant upside remains in both  stocks.  We  also have worked productively in the last year  with  HRT  and  Level(3)  to  improve  governance  and ultimately results, though the stocks do not yet reflect our progress.  Fortunately,  at  our  47  other  holdings across portfolios,  management  appears  to be working hard for the benefit  of shareholders. Good partners make our job easier.
The operating skills and capital allocation decisions of our capable  CEOs should help values continue to increase at our holdings. Our outlook

At  the  end of 2011, we expressed our conviction by writing in  all  caps,  "WE OWN SUPERIOR BUILDING BLOCKS THAT SHOULD
GENERATE OUTSTANDING FUTURE INVESTMENT RETURNS." Performance
since  then  has  been  30%  or  greater  for  the Partners,
Small-Cap,  and International Funds, well ahead of inflation
plus   10%.   We   remain  optimistic  about  our  long-term
opportunity, but we expect the return pace to slow following the  recent  sprint.  Sentiment  is  no  longer  universally fearful.  Many  who  abandoned  equities  in  the "flight to safety"  have begun to slowly migrate from cash and bonds to high  dividend, low volatility stocks, and very recently, to more  cyclical  stocks. The timid move back into equities is in  early stages with much money still on the sidelines, but flows  could  occur  sporadically.  Although earnings yields
remain   substantially   higher  than  Treasurys,  corporate
margins  will  be harder to improve from current levels. Our appraisal values over the next five years will increase more rapidly  if  GDP in developed economies grows faster than 2%
and/ or if we have a modest rise in interest rates. Recovery could  last  for  a while, though it easily could be a bumpy path.  We  are  not  macro forecasters, and do not require a broad  market tailwind to compound. Even after recent strong performance,  we  have  additional  upside in our P/Vs, with most  holdings  selling between 60-80% of our appraisals and growing values. Our appraisals are conservative, with modest
assumptions   and  high  discount  rates.  Our  conservatism
combined  with the strong market positions and the financial strength of our companies also should help protect values in the  event  of  an  unexpected  economic  setback.  Our cash positions  will  allow  us  to  exploit short-term market or
company-specific    dislocations.    Longer   term, we believe
our absolute return goal of inflation plus 10% remains
achievable. Sincerely,

O.  Mason  Hawkins,  CFA  Chairman & Chief Executive Officer
Southeastern Asset Management, Inc.

G.  Staley  Cates,  CFA President & Chief Investment Officer
Southeastern Asset Management, Inc. May 13, 2013

4 • Quarterly Report 1Q 2013 Partners Fund

Partners Fund Management Discussion

Longleaf Partners Fund gained 11.6% in the first quarter, surpassing the S&P 500 Index's rise of 10.6%, and far outpacing our absolute annual return goal of inflation plus 10%. The Fund also delivered superior absolute and relative returns over the last year. The Fund's five and ten year results remain hindered by the declines in the financial crisis in 2008. Since the Fund's low on March 9, 2009, the Partners Fund has gained 182.7% versus 153.0% for the S&P 500. The Fund's 25 year cumulative results are over 50% higher than those of the Index.

Cumulative Returns at March 31, 2013

	Since Inception 4/8/87	25 Year	20 Year	15 Year	Ten Year	Five Year	Since 3/9/09	One Year	1Q
Partners Fund	**1464.24%**	**1451.11%**	**610.51%**	**156.91%**	**107.01%**	**26.87%**	**182.73%**	**15.22%**	**11.63%**
S&P 500	872.35	960.71	414.19	87.17	126.78	32.64	152.96	13.96	10.61

See page 6 for additional performance information.

Of the Fund's 19 positions held during the quarter, 18 positively contributed to the strong returns. Dell was the largest driver with the stock up 42% as Michael Dell and private equity firm Silver Lake proposed to take the company private. We are fighting the buyout offer because it removes shareholders' option to share in Dell's future success by forcing them to sell at a price we believe is significantly below corporate worth and reflective only of the declining PC business, which represents less than 20% of our appraisal of the company. Long-term owners have supported Dell in its transformation to an Enterprise Solutions and Services (ESS) company as management spent over $13 billion on acquisition of non-PC businesses. Based on Dell's 2014 estimates, ESS, a growing segment, will comprise over a third of revenue and almost 60% of Non-GAAP operating income. Dell's price justification, however, focuses on the PC struggles, reversing in substance what management has been saying for the last three years about its transformation and Dell's bright future. Shareholders who have paid the price to build the foundation for Dell's future success deserve the right to participate in the rewards. In the event of no "superior proposal," a proxy vote on the current offer will likely occur mid-summer. To pass, the go-private proposal must receive more than a majority of votes cast excluding Michael Dell's approximately 15%. In mid May Southeastern and Icahn Enterprises submitted a letter outlining what we believe to be a superior alternative to the Dell / Silver Lake transaction, and also submitted nominees to replace the current Board in the event the take-private transaction is voted down. In either case, our goal would be to implement a leveraged recapitalization that allows shareholders to remain participants in the company's future while giving them a choice about whether to receive a large special dividend in the form of cash or stock. As we go to print this report, the situation remains very fluid.

Over the last three months, Chesapeake gained 22%, driven in part by a rise in natural gas spot prices above $4/mcf. Chesapeake's board announced that CEO Aubrey McClendon would step down and made progress on several other fronts, selling a portion of their Mississippi Lime play into a joint venture with Sinopec, and reducing capex to meet spending targets. The stock remains at a significant discount to our appraisal. Travelers, the property and casualty insurer, added 17% in the quarter helped by lower-than-expected catastrophe losses from Hurricane Sandy, as well as positive pricing and renewal trends. Management continued to return capital to shareholders, buying back $400 million of undervalued stock and paying $178 million in dividends. Mondelez, which we bought when this snack business was spun out of Kraft last fall, rose 21% with attention placed on the company by Trian's newly-held stake. DIRECTV continued to

Partners Fund Longleaf Partners Funds . 5 grow its cash flow through pricing in the U.S. satellite business and increasing subscribers in Latin America. The stock rose 13% as management used excess cash to shrink undervalued shares at a
16% annualized rate and walked away from bidding for Vivendi's GVT , a Brazilian internet and phone business. Philips gained 13% as the company grew revenues and margins in its three core businesses of Healthcare, Lighting and Consumer.
Philips sold its consumer electronics business and is dropping "Electronics"
from the corporate name to better reflect its lighting, healthcare, and well being focus. Level(3) posted the only negative return in the portfolio, declining 12%. Although the company achieved its goal of 2% sequential sales growth, extra costs reduced operating income versus expectations. Management lowered EBITDA guidance accordingly. Given our disappointment over the last several years in Level(3)'s results, we worked cooperatively with the company to add Peter van Oppen to the board, and his appointment became effective during the quarter. Peter owns a private investment firm focused on technology and telecommunications and has specific knowledge of both long haul and enterprise businesses. Additionally, his financial background and experience on multiple boards will bring added discipline. In mid-March, Jim Crowe announced his plan to resign, and by mid-April, COO Jeff Storey was appointed the new CEO. The solid board, combined with Jeff's experience and operational focus, make us optimistic about the value of this company's assets being recognized over time.
As the market rose, prices grew faster than values. We trimmed several holdings and sold three that approached our appraisals. Disney, which we first bought in
2001, gained over 280% during our twelve year holding period, in spite of a meaningful mark down in the financial crisis. The strength of ESPN provided steady growth, and theme parks, though more cyclical, also increased their value over time. Management repurchased undervalued shares periodically and otherwise made several large acquisitions that proved successful, including Pixar and
Marvel. Because the company's earnings can swing with movies and economic cycles, we hope to get another opportunity to own this company at the requisite discount sometime down the road. We also sold our Cemex converts, which we exchanged for our equity stake last year. These convertible bonds benefitted from both tightening spreads and a rising equity price, which rose to over $12 in the quarter from its low of under $3 eighteen months prior. While our appraisal took a hit in the economic crisis, Lorenzo Zambrano and his team did admirable work in restructuring the company to manage its debt and reduce costs in response to demand levels at half of peak. We held mutual fund firm Franklin
Resources for a much shorter period, since late 2011. As markets rose, assets and profits grew, driving the stock closer to our appraisal. The Johnsons have been successful stewards of our capital in the past, and we hope to have a chance to partner with them again in the future. We identified only one new qualifier, Murphy Oil, in the quarter. At the end of the quarter the Fund held
17% in cash awaiting our next opportunities. The average P/V on our sixteen positions was in the low-70s%. We expect our companies to continue to build their values, and with patience and discipline, we will find new qualifiers that will help drive future performance.

As the market rose, prices grew faster
   than values.

6 ▪ Quarterly Report 1Q 2013 Partners Fund

Performance History

Comparison of Change in Value of $10,000 Investment Since Inception April 8, 1987



$180,000
150,000
120,000
90,000
60,000
30,000
0
Partners Fund
S&P 500 Index
$156,424
$97,235
$10,000 invested on 4/8/87
Inception
Mar 89
Mar 92
Mar 95
Mar 98
Mar 01
Mar 04
Mar 07
Mar 10
Mar 13

Average Annual Returns for the Periods Ended March 31, 2013

	Since Inception 4/8/87	20 Year	Ten Year	Five Year	One Year	1Q
Partners Fund	**11.17%**	**10.30%**	**7.55%**	**4.87%**	**15.22%**	**11.63%**
S&P 500 Index	9.14	8.53	8.53	5.81	13.96	10.61

Past performance does not predict future performance, Fund prices fluctuate, and the value of an investment at redemption may be worth more or less than the purchase price. The Fund's performance results in the table shown above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Fund performance and that of the S&P 500 Index is shown with all dividends and distributions reinvested. Because the S&P 500 Index was available only at month-end in 1987, we used the 3/31/87 value for performance since inception. This index is unmanaged and is not hedged for foreign currency risk. Current performance may be lower or higher than the performance quoted. Please call (800)445-9469 or visit longleafpartners.com for more current performance information. The annualized expense ratio for the Longleaf Partners Fund is 0.91%. The risks associated with an investment in the Longleaf Partners Fund are detailed in the Prospectus. These risks include stock market risk, investment selection risk, corporate ownership risk, non-diversification risk, non-US investment risk, and derivatives risk. Funds Distributed by: Rafferty Capital Markets, LLC.

Partners Fund Longleaf Partners Funds .
   7

Portfolio Summary
Portfolio Changes
January 1, 2013 through
Portfolio Holdings at March 31, 2013  March 31, 2013
Net Assets  New Holdings
Investments  82.8%  Murphy Oil Corporation
Chesapeake    Energy    Corporation   (Common,   Convertible
Preferred)  8.1 Eliminations Dell Inc. (Common, Options) 7.7
Cemex  S.A.B.  de  C.V. Convertible Subordinated Notes Loews
Corporation  7.5  Franklin  Resources,  Inc.  DIRECTV  FedEx
Corporation  6.4  6.1  The  Walt  Disney Company Koninklijke
Philips Electronics N.V. 5.9 CONSOL Energy Inc. 5.2

The Travelers Companies, Inc.  5.0
Aon plc  4.9
The Bank of New York Mellon Corporation  4.9
Mondelez International, Inc.  4.5
Abbott Laboratories  4.2
Berkshire Hathaway Inc.  3.7
Level(3) Communications, Inc.  3.7
Vulcan Materials Company  3.2
Murphy Oil Corporation  1.8
Cash Reserves  17.4
Other Assets and Liabilities, net  (0.2)
100.0%

8 • Quarterly Report 1Q 2013 Partners Fund

Portfolio of Investments

Common Stock

	Share Quantity	Market Value	% of Net Assets
Air Freight & Logistics			
FedEx Corporation	5,094,606	$ 500,290,309	6.1%
Capital Markets			
The Bank of New York Mellon Corporation	14,258,600	399,098,214	4.9
Computers & Peripherals			
Dell Inc.	30,878,000	442,481,740	5.4
Construction Materials			
Vulcan Materials Company(b)	5,125,450	264,985,765	3.2
Diversified Telecommunication Services			
Level(3) Communications, Inc.*(b)	15,026,565	304,889,004	3.7
Food Products			
Mondelez International, Inc.	11,947,000	365,697,670	4.5
Industrial Conglomerates			
Koninklijke Philips Electronics N.V. (Foreign)	13,590,360	402,160,514	4.9
Koninklijke Philips Electronics N.V. ADR (Foreign)	2,686,500	79,386,075	1.0
		481,546,589	5.9
Insurance			
Aon plc (Foreign)	6,529,700	401,576,550	4.9
Berkshire Hathaway Inc. – Class B*	2,926,000	304,889,200	3.7
Loews Corporation	13,853,000	610,501,710	7.5
The Travelers Companies, Inc.	4,794,000	403,606,860	5.0
		1,720,574,320	21.1
Media			
DIRECTV*	9,211,800	521,479,998	6.4
Oil, Gas & Consumable Fuels			
Chesapeake Energy Corporation	27,410,576	559,449,856	6.8
CONSOL Energy Inc.(b)	12,583,000	423,417,950	5.2
Murphy Oil Corporation	2,251,400	143,481,722	1.8
		1,126,349,528	13.8
Pharmaceuticals			
Abbott Laboratories	9,696,076	342,465,404	4.2
Total Common Stock (Cost $5,474,506,329)		6,469,858,541	79.2

Preferred Stock

	Share Quantity	Market Value	% of Net Assets
Oil, Gas & Consumable Fuels			
Chesapeake Energy Corporation Convertible Preferred 5.75%	56,500	57,679,438	0.7
Chesapeake Energy Corporation Convertible Preferred Series A 5.75%	45,480	46,588,575	0.6
Total Preferred Stock (Cost $83,894,895)		104,268,013	1.3

Options Purchased

Share Equivalents  Market Value  % of Net Assets
Computers & Peripherals
Dell Inc. Call, 12/14/15, with Deutsche Bank, Strike Price $7  12,500,000  $ 91,750,000  1.1%
Dell Inc. Call, 12/14/15, with Morgan Stanley, Strike Price $7  12,500,000  93,250,000  1.2
Total Options Purchased (Cost $212,877,091)  185,000,000  2.3
Short-Term Obligations
Principal Amount
Repurchase Agreement with State Street Bank,
0.01% due 4/1/13, Repurchase price $173,053,192
(Collateral: $176,980,000 U.S. Treasury Notes,
0.96% - 1.06% due 5/15/19 to 7/31/19,
Value $176,515,866)  173,053,000  173,053,000  2.1
U.S. Treasury Bills, 0.03% - 0.04% due 4/18/13 to 6/20/13  1,250,000,000  1,249,887,500  15.3
Total Short-Term Obligations (Cost $1,422,931,056)  1,422,940,500  17.4
Total Investments (Cost $7,194,209,371)(a)  8,182,067,054  100.2
Other Assets and Liabilities, Net  (16,415,695)  (0.2)
Net Assets  $8,165,651,359  100.0%
Net asset value per share  $ 29.46

*       Non-income producing security.
(a)
Aggregate   cost   for   federal   income  tax  purposes  is
$7,434,322,090.  Net unrealized appreciation of $987,857,683 consists  of  unrealized  appreciation  and  depreciation of
$1,513,181,514 and $(525,323,831), respectively.

(b)
Affliated  issuer,  as  defined under Section 2(a)(3) of the
Investment  Company  Act of 1940 (ownership of 5% or more of the  outstanding  voting securities of the issuer during the period).

Note:  Companies  designated  as "Foreign" are headquartered outside the U.S. and represent 11% of net assets.

10 ▪ Quarterly Report 1Q 2013 Small-Cap Fund

Small-Cap Fund Management Discussion

Longleaf Partners Small-Cap Fund produced absolute returns far above our absolute annual return goal of inflation plus 10% in the first quarter and over the last year, rising 12.1% and 25.4% respectively. Over the long-term, the Fund has also outperformed the Russell 2000 Index, including more than doubling the cumulative returns of the benchmark over the 15 and 20 year periods. Since the financial crisis in 2008, and the Fund's low point in March of 2009, Small-Cap has gained 250.8% versus the Index's 193.3%.

Cumulative Returns at March 31, 2013

	Since Inception 2/21/89	20 Year	15 Year	Ten Year	Five Year	Since 3/9/09	One Year	1Q
Small-Cap Fund	**1164.43%**	**932.34%**	**294.83%**	**247.80%**	**62.61%**	**250.77%**	**25.40%**	**12.08%**
Russell 2000 Index	761.12	443.78	141.09	197.48	48.55	193.25	16.30	12.39

See page 12 for additional performance information.

Almost all of the names in the portfolio rose during the quarter, and a number of stocks gained over 20%. Texas Industries, the Fund's largest position, added 24%, and our appraisal also grew. Cement pricing has been strong in the company's primary market of Texas, and demand is beginning to grow with infrastructure spending as well as residential construction after several years of low capacity utilization. The company is working to bring its new cement plant to full capacity to help meet demand and has additional upside when a California recovery generates earnings from that plant. Madison Square Garden returned 30% over the last three months, and its strong momentum over the last year caused its price to approach our appraisal. We started selling the position late in the quarter and completed our exit in early April. As the major renovation of the arena nears completion on time and within budget, the company is raising ticket prices successfully. Meanwhile, television rights for the Knicks and Rangers have become increasingly valuable. Lamar, the billboard advertising company, gained 25% as results exceeded expectations, and guidance improved. The conversion to a REIT remains on track. Washington Post added 22% with encouraging margin development at its Kaplan Higher Education business and revenue growth at Kaplan International. The company has announced the sale of several smaller assets and reportedly is interested in selling its headquarters building. Legg Mason was up 26% following the appointment of new CEO Joe Sullivan, as well as strong share repurchase activity.

Three of the Fund's holdings declined in the quarter. Level(3) fell 12%. Although the company achieved its goal of 2% sequential sales growth, extra costs reduced operating income versus expectations. Management lowered EBITDA guidance accordingly. Given our disappointment over the last several years in Level(3)'s results, we worked cooperatively with the company to add Peter van Oppen to the board, and his appointment became effective during the quarter. Peter owns a private investment firm focused on technology and telecommunications and has specific knowledge of both long haul and enterprise businesses. Additionally, his financial background and experience on multiple boards will bring added discipline. In mid-March, Jim Crowe announced his plan to resign, and by mid-April, COO Jeff Storey was appointed the new CEO. The solid board, combined with Jeff's experience and operational focus, make us optimistic about the value of this company's assets being recognized over time. Our other fiber network holding, tw telecom, also invested in growth during the quarter, preventing margins from growing. The stock was down 1%. Our investment in Quicksilver, the oil and gas exploration and production company, declined 17%. Canada denied Transcanada's application

Small-Cap Fund

Longleaf Partners Funds • 11

to build a second pipeline connecting to the Horn River basin, leaving Quicksilver with only one route for its production but giving the company more flexibility with its capital allocation. The company lowered its reserve numbers based on the previous twelve month gas price average of less than $3/mcf. Given more recent higher gas prices, this accounting adjustment should correct itself in the future. On the last day of the quarter, the company announced that Tokyo Gas is buying 25% of its Barnett Shale assets at a price in line with our appraisal for this play.

... stock prices rose faster than our appraisals grew ...

During the quarter stock prices rose faster than our appraisals grew, resulting in a number of position trims, as well as two full sales in addition to Madison Square Garden mentioned above. Potlatch, the timber company, approached our appraisal as the housing recovery helped drive up lumber prices. Willis, the insurance broker, also moved toward our appraisal.

The overall strength in smaller cap stocks over the last year has left few names on-deck near our requisite discount. Consequently, cash rose to 27% of the portfolio, and the Fund's P/V reached the low-80%s. These levels are reminiscent of when we closed the Fund in 1997, and in the 15+ years since, the Fund has delivered solid cumulative returns over twice the Index. We remain confident that we will find additional qualifiers in time, whether through general market volatility or individual company disappointments. In the interim, we believe that the 18 companies we own will grow their values. Rising interest rates would offer further upside to a number of holdings, and several companies could have near-term catalysts for value recognition.

12 • Quarterly Report 1Q 2013 Small-Cap Fund

Performance History

Comparison of Change in Value of $10,000 Investment Since Inception February 21, 1989


$150,000
120,000
90,000
60,000
30,000
0
Small-Cap Fund
Russell 2000 Index
$126,442
$86,112
$10,000 invested on 2/21/89
Inception
Mar 92
Mar 95
Mar 98
Mar 01
Mar 04
Mar 07
Mar 10
Mar 13

Average Annual Returns for the Periods Ended March 31, 2013

	Since Inception 2/21/89	20 Year	Ten Year	Five Year	One Year	1Q
Small-Cap Fund	**11.10%**	**12.38%**	**13.27%**	**10.21%**	**25.40%**	**12.08%**
Russell 2000 Index	9.34	8.84	11.52	8.24	16.30	12.39

Past performance does not predict future performance, Fund prices fluctuate, and the value of an investment at redemption may be worth more or less than the purchase price. The Fund's performance results in the table shown above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Fund performance and that of the Russell 2000 Index is shown with all dividends and distributions reinvested. This index is unmanaged and is not hedged for foreign currency risk. Current performance may be lower or higher than the performance quoted. Please call (800)445-9469 or visit longleafpartners.com for more current performance information. The annualized expense ratio for the Longleaf Partners Small-Cap Fund is 0.91%. The risks associated with an investment in the Longleaf Partners Small-Cap Fund are detailed in the Prospectus. These risks include stock market risk, investment selection risk, corporate ownership risk, non-diversification risk, non-US investment risk, small-cap risk, and derivatives risk. Funds Distributed by: Rafferty Capital Markets, LLC.

Small-Cap Fund
Longleaf Partners Funds ▪ 13

Portfolio Summary

Portfolio Holdings at March 31, 2013

		Net Assets
Investments		72.0%
Texas Industries, Inc.	11.9	
Vail Resorts, Inc.	5.2	
Saks Incorporated (Common, Convertible Bonds)	4.9	
The Washington Post Company	4.8	
Everest Re Group, Ltd.	4.7	
Fairfax Financial Holdings Limited	4.5	
Lamar Advertising Company	4.3	
Legg Mason, Inc.	4.2	
The Wendy's Company	4.0	
Scripps Networks Interactive, Inc.	3.7	
DineEquity, Inc.	3.5	
tw telecom inc.	3.4	
Level(3) Communications, Inc.	3.2	
Service Corporation International	3.0	
The Madison Square Garden Company	1.9	
Quicksilver Resources Inc. (Common, Bonds)	1.7	
Martin Marietta Materials, Inc.	1.7	
Tribune Company	1.4	
Cash Reserves		27.4
Other Assets and Liabilities, net		0.6
		100.0%

Portfolio Changes January 1, 2013 through March 31, 2013

New Holdings
None

Eliminations
Potlatch Corporation
Willis Group Holdings Public Limited Company

14 • Quarterly Report 1Q 2013 Small-Cap Fund

Portfolio of Investments

Common Stock

	Share Quantity	Market Value	Net Assets
Capital Markets			
Legg Mason, Inc.	5,140,921	$ 165,280,610	4.2%
Construction Materials			
Martin Marietta Materials, Inc.	642,088	65,505,818	1.7
Texas Industries, Inc.*(b)	7,510,757	474,003,874	11.9
		539,509,692	13.6
Diversified Consumer Services			
Service Corporation International(b)	7,073,393	118,337,865	3.0
Diversified Telecommunication Services			
Level(3) Communications, Inc.*	6,358,000	129,003,820	3.2
tw telecom inc.*	5,382,000	135,572,580	3.4
		264,576,400	6.6
Hotels, Restaurants & Leisure			
DineEquity, Inc.(b)	2,010,850	138,326,372	3.5
Vail Resorts, Inc.(b)	3,317,000	206,715,440	5.2
The Wendy's Company(b)	27,967,000	158,572,890	4.0
		503,614,702	12.7
Insurance			
Everest Re Group, Ltd. (Foreign)	1,449,600	188,245,056	4.7
Fairfax Financial Holdings Limited (Foreign)	458,700	179,109,063	4.5
		367,354,119	9.2
Media			
Lamar Advertising Company – Class A*	3,514,039	170,817,436	4.3
The Madison Square Garden Company – Class A*	1,334,333	76,857,581	1.9
Scripps Networks Interactive, Inc. – Class A	2,260,000	145,408,400	3.7
Tribune Company – Class A*	1,010,513	57,447,664	1.4
The Washington Post Company – Class B(b)	428,000	191,316,000	4.8
		641,847,081	16.1
Multiline Retail			
Saks Incorporated*(b)	14,448,500	165,724,295	4.2
Oil, Gas & Consumable Fuels			
Quicksilver Resources Inc.*(b)	24,587,000	55,320,750	1.4
Total Common Stock (Cost $2,159,231,680)		2,821,565,514	71.0

Small-Cap Fund

Longleaf Partners Funds • 15

at March 31, 2013 (Unaudited)

Corporate Bonds

	Principal Amount	Market Value	Net assets
Multiline Retail			
Saks Incorporated 7.5% Convertible Notes due 12/1/13[b]	14,051,000	$ 28,909,932	0.7%
Oil, Gas & Consumable Fuels			
Quicksilver Resources Inc., 7.125% Senior Notes due 4/1/16[b]	14,562,000	12,377,700	0.3
Total Corporate Bonds (Cost $38,703,954)		41,287,632	1.0

Short-Term Obligations

Repurchase Agreement with State Street Bank, 0.01% due 4/1/13, Repurchase price $105,008,117 (Collateral: $107,745,000 U.S. Treasury Notes 1.06% – 1.70% due 7/31/19 to 5/15/22, Value $107,109,320)	105,008,000	105,008,000	2.6
U.S. Treasury Bills, 0.00% – 0.07% due 4/4/13 to 7/18/13	985,000,000	984,919,895	24.8
Total Short-Term Obligations (Cost $1,089,927,302)		1,089,927,895	27.4
Total Investments (Cost $3,287,862,936)[a]		**3,952,781,041**	**99.4**
Other Assets and Liabilities, Net		**23,447,260**	**0.6**
Net Assets		**$3,976,228,301**	**100.0%**
Net asset value per share		**$ 32.37**	

* *Non-income producing security.*

(a) *Aggregate cost for federal income tax purposes is $3,289,781,637. Net unrealized appreciation of $664,918,105 consists of unrealized appreciation and depreciation of $990,877,567 and $(325,959,462), respectively.*

(b) *Affiliated issuer, as defined under Section 2(a)(3) of the Investment Company Act of 1940 (ownership of 5% or more of the outstanding voting securities of the issuer during the period).*

Note: Companies designated as "Foreign" are headquartered outside the U.S. and represent 9% of net assets.

16 ▪ Quarterly Report 1Q 2013 International Fund

International Fund Management Discussion

Longleaf Partners International Fund produced strong relative and absolute performance in the first quarter, returning 7.2% vs. the EAFE Index's 5.1%. The Fund's cumulative returns since inception have almost tripled EAFE returns.

Cumulative Returns at March 31, 2013

	Since Inception 10/26/98	Ten Year	Five Year	One Year	1Q
International Fund	227.88%	136.16%	-1.03%	16.53%	7.19%
EAFE Index	82.05	152.23	-4.36	11.25	5.13

See page 18 for additional performance information.

Most holdings had positive performance in the first quarter, with many producing double-digit returns. Macau gaming company Melco International was the top contributor, adding 37% in the quarter. Subsidiary Melco Crown completed an IPO of its Philippine project, Belle Grande Manila Bay, with an implied value of US$1.5 billion – over twice our carrying value of US$700 million. We have partnered with a proven owner-operator in CEO Lawrence Ho, who owns 49% of Melco International.

Dell stock was up 42% as Michael Dell and private equity firm Silver Lake proposed to take the company private. To see more on the reasons we are fighting the buyout offer, please see the Partners Fund discussion on page 4.

Philips gained 13% as the company grew revenues and margins in its three core businesses of Healthcare, Lighting, and Consumer. Philips sold its consumer electronics business and is dropping "Electronics" from the corporate name to better reflect its lighting, healthcare, and well being focus.

Global cement company Cemex returned 13%, and we sold our converts which we exchanged for our equity stake last year. These convertible bonds benefitted from both tightening spreads and a rising equity price, which rose to over $12 in the quarter from its low of under $3 eighteen months prior. While our appraisal took a hit in the economic crisis, Lorenzo Zambrano and his team did admirable work in restructuring the company to manage its debt and reduce costs in response to demand levels at half of peak.

Hochtief, the construction and engineering company, rose 13% in the quarter. Management conservatively lowered guidance and stated that the focus for this year will be on asset disposals, with profitability improvements in the core businesses coming through in 2014. Leighton, in which Hochtief holds a 54% stake, announced the sale of the bulk of its telecommunications business at an attractive price.

Only a few names were detractors in the quarter, with most down only slightly. Our positions in Hong Kong and China real estate developer Henderson Land and Hong Kong-based conglomerate Cheung Kong both declined 4%. Broad fears over Chinese and Hong Kong real estate prices impacted each company. Both Henderson and Cheung Kong have minimal financial leverage, and despite heavy government crackdown on prices, including increased mortgage rates and stamp duties, each company has low cost inventory that will enable them to profit even at much lower real estate prices. Cheung Kong actually raised its sales targets, expecting to sell 30% more Hong Kong residential property than last year. Cheung Kong Chairman KS Li and Henderson Chairman Lee Shau Kee are personally buying shares at their respective companies.

Spanish construction and engineering firm ACS fell 7% in the quarter, as negative macro sentiment in Spain overshadowed company improvement, and the market waited for planned non-core asset sales, which will further deleverage the company. ACS sold its

International Fund Longleaf Partners Funds . 17 transmission lines. Core operations continued to generate free cash flow.
HRT, the Brazilian oil and gas exploration and production
company, declined 29% in the first quarter. We have actively worked to improve governance at HRT over the past year, but
the stock price is unlikely to rebound significantly without successful drilling results or signing a major partner.
After quarter-end, John Willott from Exxon was elected the
new independent Chairman at the Annual General Meeting.
After a period of strong performance, we sold four positions and trimmed an additional four. We exited Irish drinks
company C&C Group as its price reached our appraisal. Our
management partners - first CEO John Dunsmore and later CEO
Stephen Glancey and CFO Kenny Neisen - created and realized
intrinsic value by successfully managing through a
challenging economic environment in the core markets of the
UK and Ireland and deftly pursuing key acquisitions. Our
results at C&C highlight the benefits of partnering with
shareholder-oriented management teams who think and act like owners. We also sold Accor as its price neared appraisal
value. As discussed above, we sold the Cemex converts, and
we sold Willis as its price rose. We initiated a new
position in European shipping logistics company, TNT
Express. We also added to EXOR and Fairfax. With a
price-to-value ratio in the mid-60%s, the International Fund portfolio remains attractively discounted. Recent price
appreciation has limited our ability to find new qualifiers
and fill out some of our positions. Cash rose during the
quarter, but the reported 26% level is higher than what we
have to invest given our participation in the pending
Orascom offering. General market volatility or individual
company disappointments will eventually provide
opportunities that meet our criteria. As we wait, values
across our 20 existing holdings should grow given their
strong market positions and financial strength, as well as
management partners who are large insider owners. With a
price-to-value ratio in the mid-60%s, the International Fund portfolio remains attractively discounted.

18 ▪ Quarterly Report 1Q 2013 International Fund

Performance History

Comparison of Change in Value of $10,000 Investment Since Inception October 26, 1998


$50,000
40,000
30,000
20,000
10,000
0
International Fund
EAFE Index
$32,787
$18,205
$10,000 invested on 10/26/98
Inception
Mar 01
Mar 04
Mar 07
Mar 10
Mar 13

Average Annual Returns for the Periods Ended March 31, 2013

	Since Inception 10/26/98	Ten Year	Five Year	One Year	1Q
International Fund	**8.58%**	**8.97%**	**-0.21%**	**16.53%**	**7.19%**
EAFE Index	4.24	9.69	-0.89	11.25	5.13

Past performance does not predict future performance, Fund prices fluctuate, and the value of an investment at redemption may be worth more or less than the purchase price. The Fund's performance results in the table shown above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Fund performance and that of the EAFE Index is shown with all dividends and distributions reinvested. Because the EAFE was available only at month-end in 1998, we used the 10/31/98 value for performance since inception. This index is unmanaged and is not hedged for foreign currency risk. Current performance may be lower or higher than the performance quoted. Please call (800)445-9469 or visit longleafpartners.com for more current performance information. The annualized expense ratio for the Longleaf Partners International Fund is 1.27%. The risks associated with an investment in the Longleaf Partners International Fund are detailed in the Prospectus. These risks include stock market risk, investment selection risk, corporate ownership risk, non-diversification risk, non-US investment risk, focused geographic risk, and derivatives risk. Funds Distributed by: Rafferty Capital Markets, LLC.

International Fund Longleaf Partners
   Funds . 19

Portfolio Summary
Portfolio Holdings at March 31, 2013 Portfolio Changes
January 1, 2013 through March 31, 2013

Investments Manabi S.A. Class A (Preferred) Lafarge S.A.
Cheung Kong Holdings Limited Koninklijke Philips Electronics
N.V. Melco International Development Limited Hochtief AG
Fairfax Financial Holdings Limited Ferrovial S.A. ACS,
Actividades de Construccion Y Servicios, S.A. Genting Berhad
Nitori Holdings Co., Ltd TNT Express NV EXOR S.p.A. Fiat
Industrial S.p.A. Vodafone Group plc ADR Nidec Corporation
CNH Global N.V. HRT Participacoes em Petroleo S.A. Henderson
Stub Swap Contracts Dell Inc. (Options) Cash Reserves Other
Assets and Liabilities, net 7.1 6.7 6.7 5.8 5.7 5.2 4.9 4.7
4.6 4.0 3.2 3.0 2.7 2.4 2.1 1.3 0.9 0.8 0.7 (0.4) Net Assets
72.1% 26.3 1.6 100.0% New Holdings TNT Express NV
Eliminations Accor S.A. C&C Group plc Cemex S.A.B. de C.V.
Convertible Subordinated Notes Willis Group Holdings Public
Limited Company

20 • Quarterly Report 1Q 2013 International Fund

Portfolio of Investments

Common Stock

	Share Quantity	Market Value	Net Assets
Air Freight & Logistics			
TNT Express NV (Netherlands)	6,702,806	$ 49,129,166	3.0%
Construction & Engineering			
ACS, Actividades de Construccion Y Servicios, S.A. (Spain)	3,196,154	74,585,940	4.6
Ferrovial S.A. (Spain)(d)	4,746,914	75,330,456	4.7
Hochtief AG (Germany)	1,298,655	84,466,178	5.2
		234,382,574	14.5
Construction Materials			
Lafarge S.A. (France)	1,628,500	108,195,092	6.7
Diversified Financial Services			
EXOR S.p.A. (Italy)	1,553,160	43,382,244	2.7
Electrical Equipment			
Nidec Corporation (Japan)	359,000	21,432,836	1.3
Hotels, Restaurants & Leisure			
Genting Berhad (Malaysia)(d)	20,167,000	65,388,884	4.0
Melco International Development Limited (Hong Kong)(d)	53,639,000	92,870,018	5.7
		158,258,902	9.7
Industrial Conglomerates			
Koninklijke Philips Electronics N.V. (Netherlands)	3,156,366	93,401,924	5.8
Insurance			
Fairfax Financial Holdings Limited (Canada)	201,500	78,679,913	4.9
Machinery			
CNH Global N.V.* (Netherlands)	350,000	14,462,000	0.9
Fiat Industrial S.p.A. (Italy)	3,523,660	39,612,493	2.4
		54,074,493	3.3
Oil, Gas & Consumable Fuels			
HRT Participacoes em Petroleo S.A.* (Brazil)	7,665,550	12,745,886	0.8
Real Estate Management & Development			
Cheung Kong Holdings Limited (Hong Kong)(d)	7,303,000	107,815,576	6.7
Specialty Retail			
Nitori Holdings Co., Ltd. (Japan)	671,500	51,716,949	3.2
Wireless Telecommunication Services			
Vodafone Group plc ADR (United Kingdom)	1,215,997	34,546,475	2.1
Total Common Stock (Cost $962,165,330)		1,047,762,030	64.7

Preferred Stock

	Share Quantity	Market Value	Net Assets
Metals & Mining			
Manabi S.A. Class A Preferred* (Brazil)(b)(c) (Cost $91,000,000)	91,000	114,709,761	7.1

International Fund
Longleaf Partners Funds ▪ 21

continued

Options Purchased[e]

	Share Equivalents	Market Value	Net Assets
Computers & Peripherals			
Dell Inc. Call, 8/15/16, with Bank of America Merrill Lynch, Strike Price $15.50 (United States) (Cost $35,298,560)	6,476,800	$ 6,579,134	0.4%

Short-Term Obligations

	Principal Amount		
Repurchase Agreement with State Street Bank, 0.01% due 4/1/13, Repurchase price $50,999,057 (Collateral: $45,685,000 U.S. Treasury Note, 0.96% due 5/15/19, Value $52,020,093)	50,999,000	50,999,000	3.1
U.S. Treasury Bills, 0.03% – 0.05% due 4/18/13 to 7/18/13	375,000,000	374,968,955	23.2
Total Short-Term Obligations (Cost $425,970,134)		425,967,955	26.3
Total Investments (Cost $1,514,434,024)[a]		1,595,018,880	98.5
Swap Contracts		11,273,855	0.7
Options Written		(12,531,960)	(0.8)
Forward Currency Contracts		(794,109)	–
Other Assets and Liabilities, Net		25,704,473	1.6
Net Assets		$1,618,671,139	100.0%
Net asset value per share		$ 15.05	

* *Non-income producing security.*

(a) *Aggregate cost for federal income tax purposes is $1,570,248,889. Net unrealized appreciation of $80,584,856 consists of unrealized appreciation and depreciation of $251,840,215 and $(171,255,359), respectively.*

(b) *Affiliated issuer, as defined under Section 2(a)(3) of the Investment Company Act of 1940 (ownership of 5% or more of the outstanding voting securities of the issuer during the period).*

(c) *Illiquid. Board Valued.*

(d) *All or a portion designated as collateral for options and forward contracts.*

(e) *See next page for Options Written.*

Note: Country listed in parenthesis after each company indicates location of headquarters.

22 • Quarterly Report 1Q 2013 International Fund

Portfolio of Investments

at March 31, 2013 (Unaudited)

Swap Contracts

	Market Value	% of Net Assets
Henderson Stub Swap Contracts with Deutsche Bank due 3/14/17	$ 11,273,855	0.7%

Components of Henderson Stub Swap Contracts	Real Estate Management & Development Henderson Land Development Company Limited (Hong Kong)	Oil, Gas & Consumable Fuels The Hong Kong and China Gas Company (Hong Kong)	Total
Shares of underlying security	27,692,000	(39,599,560)	
Unrealized appreciation(depreciation)	$ 36,133,355	$ (24,780,507)	$11,352,848
Accrued dividends	3,464,484	(2,342,853)	1,121,631
Financing Fee	(1,148,200)	(52,424)	(1,200,624)
Unrealized gain(loss)	38,449,639	(27,175,784)	11,273,855

Options Written

	Share Equivalents	Unrealized Gain(Loss)	Market Value	
Computers & Peripherals				
Dell Inc. Put, 8/15/16, with Bank of America Merrill Lynch, Strike Price $15.50 (United States)	(6,476,800)	16,484,104	(12,531,960)	(0.8)%

Forward Currency Contracts

	Currency Units Sold			
Japanese Yen Forward with State Street Bank due 6/21/13	(4,840,000,000)	(794,109)	(51,446,627)	–

Country Weightings

	Common & Preferred Stock	Net Assets
Hong Kong	17.3%	12.4%
Netherlands	13.5	9.7
Spain	12.9	9.3
Brazil	11.0	7.9
France	9.3	6.7
Germany	7.2	5.2
Italy	7.1	5.1
Canada	6.8	4.9
Japan	6.3	4.5
Malaysia	5.6	4.0
UK	3.0	2.1
	100.0%	71.8
All other, net		28.2
		100.0%

This page is intentionally left blank.

24 • Quarterly Report 1Q 2013 Global Fund

Global Fund Management Discussion

Longleaf Partners Global Fund returned 3.9% in its first quarter of operation, trailing the MSCI World Index return of 7.9%. The primary reason for the underperformance was the high cash balance from shareholder purchases at the first of the year.

Cumulative Returns at March 31, 2013

	Since Inception 12/27/12	1Q
Global Fund	**3.90%**	**3.90%**
MSCI World Index	7.92	7.73

See page 26 for additional performance information.

Southeastern's disciplined approach of buying securities at a significant discount to a conservative appraisal prevented us from investing much of the Fund's cash following the year-end launch. We temporarily closed the Global Fund in January. Since then, the Fund has gradually become more fully invested as more companies met our criteria of business, people and price. As of April 16, the Fund re-opened to new investors.

Most holdings had positive performance in the first quarter. DIRECTV continued to grow its cash flow through pricing in the U.S. satellite business and increasing subscribers in Latin America. The stock rose 13% as management used excess cash to shrink undervalued shares at a 16% annualized rate and walked away from bidding for Vivendi's GVT, a Brazilian internet and phone business.

The Fund's insurance holdings were positive performers in the quarter. Bermuda-based reinsurer Everest RE returned 15%. Earnings and operations showed strong progress in the past two quarters. The company bought in 4% of its discounted shares. Fairfax Financial Holdings was another top performer after it appreciated 9%. The company reported strong fourth quarter earnings after its equity portfolio rallied and it booked gains on government bond sales, as well as claims management company Cunningham Lindsey.

The price of Mondelez, the snack business that was spun out of Kraft last fall, rose 21% with attention placed on the company by Trian's newly-held stake.

Few names declined in the quarter, with most down only slightly. Level(3) lost 12%. Although the company achieved its goal of 2% sequential sales growth, extra costs reduced operating income versus expectations. Management lowered EBITDA guidance accordingly. Given our disappointment over the last several years in Level(3)'s results, we encouraged the company to add Peter van Oppen to the board, and his appointment became effective during the quarter. Peter owns a private investment firm focused on technology and telecommunications and has specific knowledge of both long haul and enterprise businesses. Additionally, his financial background and experience on multiple boards will bring added discipline. In mid-March, Jim Crowe announced his plan to resign, and by mid-April, COO Jeff Storey was appointed the new CEO. The solid board, combined with Jeff's experience and operational focus, make us optimistic about the value of this company's assets being recognized over time.

Hong Kong-based conglomerate Cheung Kong declined 4%. Broad fears over Chinese and Hong Kong real estate prices impacted the company, which has minimal financial leverage. Despite heavy government crackdown on prices, including increased mortgage rates and stamp duties, Cheung Kong has low cost inventory that will enable it to profit even at much lower real estate prices. Cheung Kong actually raised its sales targets, expecting to sell 30% more Hong Kong residential property than last year. Cheung Kong Chairman KS Li is personally buying shares.

Global Fund Longleaf Partners Funds . 25
The market volatility late in the quarter gave us an
opportunity to fill out a number of positions in the Fund.
With over 87% of the Fund invested, we have set much of the
foundation for successful long-term compounding. We own
companies with strong market positions and financial
strength, and we have partnered with management teams who
are driving value growth across the majority of our
holdings. ... we have set much of the foundation for
successful long-term compounding.

26 ▪ Quarterly Report 1Q 2013 Global Fund

Performance History

Comparison of Change in Value of $10,000 Investment Since Inception December 27, 2012


$11,000
10,500
10,000
9,500
Global Fund
MSCI World Index
$10,792
$10,390
$10,000 invested on 12/27/12
Inception
Jan 13
Feb 13
Mar 13

Returns for the Periods Ended March 31, 2013

	Since Inception 12/27/12	1Q
Global Fund	**3.90%**	**3.90%**
MSCI World Index	7.92	7.73

Past performance does not predict future performance, Fund prices fluctuate, and the value of an investment at redemption may be worth more or less than the purchase price. The Fund's performance results in the table shown above do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Fund performance and that of the MSCI World Index is shown with all dividends and distributions reinvested. Current performance may be lower or higher than the performance quoted. Please call (800)445-9469 or visit longleafpartners.com for more current performance information. The annualized expense ratio for the Longleaf Partners Global Fund is 1.65% (2.19% before fee waiver). The risks associated with an investment in the Longleaf Partners Global Fund are detailed in the Prospectus. These risks include stock market risk, investment selection risk, corporate ownership risk, non-diversification risk, non-US investment risk, and focused investment risk. Distributed by: Rafferty Capital Markets, LLC.

Global Fund Longleaf Partners Funds . 27

Portfolio Summary
Portfolio Changes
January 1, 2013 through
Portfolio Holdings at March 31, 2013  March 31, 2013
Net Assets  New Holdings
Investments  87.6%  All positions new in 2013
Fairfax Financial Holdings Limited  6.7  Eliminations
Chesapeake Energy Corporation  6.3  None
Hochtief AG  5.7
Loews Corporation  5.6
DIRECTV  5.4
FedEx Corporation  5.0
Murphy Oil Corporation  4.9
EXOR S.p.A.  4.7
Genting Berhad  4.7
Everest Re Group, Ltd.  4.7
Cheung Kong Holdings Limited  4.6
TNT Express NV  4.6
CNH Global N.V.  4.6
Level(3) Communications, Inc.  4.6
Guinness Peat Group Plc  4.5
Mondelez International, Inc.  4.3
The Bank of New York Mellon Corporation  3.0
Henderson Land Development Company Limited  1.7
Melco International Development Limited  0.8
Koninklijke Philips Electronics N.V.  0.8
Berkshire Hathaway Inc.  0.4
Cash Reserves  15.6
Other Assets and Liabilities, net  (3.2)
100.0%

28 ▪ Quarterly Report 1Q 2013 Global Fund

Portfolio of Investments

Common Stock

	Share Quantity	Market Value	% of Net Assets
Air Freight & Logistics			
FedEx Corporation (United States)	14,407	$1,414,767	5.0%
TNT Express NV (Netherlands)	176,900	1,296,613	4.6
		2,711,380	9.6
Capital Markets			
The Bank of New York Mellon Corporation (United States)	29,994	839,532	3.0
Construction & Engineering			
Hochtief AG (Germany)	24,608	1,600,536	5.7
Diversified Financial Services			
EXOR S.p.A. (Italy)	47,700	1,332,337	4.7
Diversified Telecommunication Services			
Level(3) Communications, Inc.* (United States)	63,027	1,278,818	4.6
Food Products			
Mondelez International, Inc. (United States)	39,718	1,215,768	4.3
Hotels, Restaurants & Leisure			
Genting Berhad (Malaysia)	405,849	1,315,913	4.7
Melco International Development Limited (Hong Kong)	131,388	227,484	0.8
		1,543,397	5.5
Industrial Conglomerates			
Koninklijke Philips Electronics N.V. (Netherlands)	7,217	213,563	0.8
Insurance			
Berkshire Hathaway Inc. – Class B* (United States)	1,033	107,639	0.4
Everest Re Group, Ltd. (Bermuda)	10,104	1,312,105	4.7
Fairfax Financial Holdings Limited (Canada)	4,802	1,875,042	6.7
Loews Corporation (United States)	35,615	1,569,553	5.6
		4,864,339	17.4
Machinery			
CNH Global N.V.* (Netherlands)	31,312	1,293,812	4.6
Media			
DIRECTV* (United States)	26,809	1,517,657	5.4
Oil, Gas & Consumable Fuels			
Chesapeake Energy Corporation (United States)	86,400	1,763,424	6.3
Murphy Oil Corporation (United States)	21,408	1,364,332	4.9
		3,127,756	11.2
Real Estate Management & Development			
Cheung Kong Holdings Limited (Hong Kong)	88,029	1,299,589	4.6
Henderson Land Development Company Limited (Hong Kong)	69,000	471,997	1.7
		1,771,586	6.3

Global Fund
Longleaf Partners Funds ▪ 29

at March 31, 2013 (Unaudited)

Common Stock

	Share Quantity	Market Value	% of Net Assets
Textiles, Apparel & Luxury Goods			
Guinness Peat Group Plc* (New Zealand)	2,527,300	$ 1,268,757	4.5%
Total Common Stock (Cost $23,703,020)		24,579,238	87.6

Short-Term Obligations

	Principal Amount		
Repurchase Agreement with State Street Bank, 0.01% due 4/1/13, Repurchase price $4,392,005 (Collateral: $3,935,000 U.S. Treasury Note, 0.96% due 5/15/19, Value $4,480,663) (Cost $4,392,000)	4,392,000	4,392,000	15.6
Total Investments (Cost $28,095,020)[a]		28,971,238	103.2
Other Assets and Liabilities, Net		(883,836)	(3.2)
Net Assets		$28,087,402	100.0%
Net asset value per share		$ 10.39	

* *Non-income producing security.*

[a] *Also represents aggregate cost for federal income tax purposes. Net unrealized appreciation of $876,218 consists of unrealized appreciation and depreciation of $1,176,707 and $(300,489), respectively.*

Note: Country listed in parenthesis after each company indicates location of headquarters.

Country Weightings

	Common Stock	Net Assets
United States	45.0%	39.5%
Netherlands	11.4	10.0
Hong Kong	8.2	7.1
Canada	7.6	6.7
Germany	6.5	5.7
Italy	5.4	4.7
Malaysia	5.4	4.7
Bermuda	5.3	4.7
New Zealand	5.2	4.5
	100.0%	87.6
All other, net		12.4
		100.0%

30 . Quarterly Report 1Q 2013

Fund Information
The following additional information may be obtained for
free by calling (800)445-9469, Option 1, or visiting
longleafpartners.com, or on the SEC's website at sec.gov. Proxy
Voting Policies and Procedures A description of Longleaf's
Proxy Voting Policies and Procedures is included in the
Statement of Additional Information (SAI). Proxy Voting
Record

Information regarding how the Funds voted proxies relating
to portfolio securities during the most recent 12-month
period ended June 30 is contained in Form N-PX. Quarterly
Portfolio Holdings

Longleaf files a complete schedule of portfolio holdings for the first and third quarters of each fiscal year on Form
N-Q, which is available on the SEC's website, and may be
reviewed and copied at the SEC's Public Reference Room in
Washington,

D.C. Please call (800) SEC-0330 for information on the
operation of the Public Reference Room. In addition to Form
N-Q, Longleaf publishes reports for each calendar quarter.
These reports include complete schedules of portfolio
holdings, as well as performance updates and management
discussion. We furnish Longleaf's Quarterly Reports in lieu
of Form N-Q to shareholders who request information about
our first and third quarter portfolio holdings, and
Semi-Annual and Annual Reports for requests related to the
second and fourth quarters, respectively. Fund Trustees
Additional information about Fund Trustees is included in
the Statement of Additional Information (SAI).

Longleaf Partners Funds ▪ 31

Service Directory

Call (800)445-9469

Fund Information ▪ Option 1
To request a printed Prospectus, Summary Prospectus (longleafpartners.com/mutual_fund_documents/prospectus), Statement of Additional Information (including Longleaf's Proxy Voting Policies and Procedures), financial report, application or other Fund information from 8:00 a.m. to 8:00 p.m. Eastern time, Monday through Friday.

Daily Fund Prices ▪ Option 2
For automated reporting 24 hours a day, seven days a week.

Account Information ▪ Option 3
For account balance and transaction activity, 24 hours a day, seven days a week. Please have your Fund number (see below) and account number ready to access your investment information.

Shareholder Inquiries ▪ Option 0
To request action on your existing account from 9:00 a.m. to 6:00 p.m. Eastern time, Monday through Friday.

Correspondence

By regular mail:
Longleaf Partners Funds
P.O. Box 9694
Providence, RI 02940-9694

By express mail or overnight courier:
Longleaf Partners Funds
c/o BNY Mellon
4400 Computer Drive
Westborough, MA 01581
(800)445-9469

Published Daily Price Quotations

Below are the common references for searching printed or electronic media to find daily NAVs of the Funds.

Abbreviation	Symbol	Cusip	Transfer Agent Fund Number	Status to New Investors
Partners	LLPFX	543069108	133	Open
Sm-Cap	LLSCX	543069207	134	Closed 7/31/97
Intl	LLINX	543069405	136	Open
Global	LLGLX	543069504	137	Open

Our Governing Principles
We will treat your investment as if it were our own. We will remain significant investors in Longleaf Partners Funds. We
will invest for the long term, while striving to maximize
returns and minimize business, financial, purchasing power,
regulatory and market risks. We will choose each equity
investment based on its discount from our appraisal of
corporate intrinsic value, its financial strength, its
management, its competitive position, and our assessment of
its future earnings potential. We will focus our assets in
our best ideas. We will not impose loads or 12b-1 charges on mutual fund shareholders. We will consider closing to new
investors if closing would benefit existing clients. We will discourage short-term speculators and market timers. We will continue our efforts to enhance shareholder services. We
will communicate with our investment partners as candidly as possible.

About Southeastern Asset Management, Inc.

SEA, headquartered in Memphis, Tenn., is an investment management firm with $34 billion in assets under management acting as investment advisor to institutional investors and the four Longleaf Partners Funds: Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners Global Fund and Longleaf Partners International Fund, as well as two Irish domiciled UCITS Funds: Longleaf Partners Global UCITS Fund and Longleaf Partners US UCITS Fund. Southeastern was established in 1975, and the first of the Longleaf Partners Funds was launched in 1987.

Important Legal Information

SEA intends to file other documents with the U.S. Securities and Exchange Commission (the “SEC”) regarding the proposed acquisition of Dell, as contemplated by the Agreement and Plan of Merger, dated as of February 5, 2013, by and among Denali Holding Inc., Denali Intermediate Inc., Denali Acquiror Inc. and Dell. Before making any voting or investment decision, investors and security holders of Dell are urged to read such other documents regarding the proposed acquisition, carefully in their entirety, because they contain important information about the proposed transaction. Investors and security holders of Dell may obtain free copies of other documents filed with, or furnished to, the SEC by SEA at the SEC’s website at www.sec.gov.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.